UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

MVB Financial Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PLEASE MARK VOTES AS IN THIS EXAMPLE X REVOCABLE PROXY MVB FINANCIAL CORP. YOUR VOTE IS IMPORTANT! PROXY VOTING INSTRUCTIONS Shareholders of record have three ways to vote: 1. By Telephone (using a Touch-Tone Phone); or 2. By Internet; or 3. By Mail. To Vote by Telephone: Call 1-866-411-6806 Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., February 11, 2014. To Vote by Internet: Go to https://www.rtcoproxy.com/mvbf prior to 3 a.m., February 11, 2014. Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted. Date Sign above Co-holder (if any) sign above Please be sure to date and sign this proxy card in the box below. When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. FOLD HERE IF YOU ARE VOTING BY MAIL PLEASE DO NOT DETACH IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON FEBRUARY 11, 2014. THE PROXY STATEMENT IS AVAILABLE AT: http://www.mvbbanking.com/2014-SH-Materials.html IMPORTANT SPECIAL MEETING INFORMATION 1. To approve an amendment to the MVB Financial Corp. Articles of Incorporation to provide for an increase from 8,500 to 20,000 the number of authorized preferred shares. For Against Abstain 2. To approve an amendment to the MVB Financial Corp. Articles of Incorporation to provide for an increase from 10 million to 20 million the number of authorized shares of common stock and a related stock split effective as a stock dividend pursuant to which each issued and outstanding share of MVB common stock par value $1.00 per share, would automatically be converted to two shares of MVB common stock, par value $1.00 per share and to authorize 20 million shares of Class A Common Stock, par value $1.00 per share. 3. To adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficiant votes at the time of the meeting to approve the matters to be considered by the shareholders at the meeting, as more fully described in the accompanying proxy statement. 4. Any other business which may properly be brought before the meeting or any adjournment thereof. Unless otherwise specified on this Proxy, the shares represented by this Proxy will be voted “FOR” the propositions listed above and described more fully in the Proxy Statement of MVB distributed in connection with this Special Meeting. If any other business is presented at said meeting; this Proxy will be voted in accordance with the recommendations of management. The Board of Directors recommends a vote “FOR” the listed propositions. MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1, 2, AND 3. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. For Against Abstain For Against Abstain Mark here if you no longer wish to receive paper special meeting materials and instead view them online. Mark here if you plan to attend the meeting. Mark here for address change.

YOUR VOTE IS IMPORTANT! Special Meeting Materials are available on-line at: http://www.mvbbanking.com/2014-SH-Materials.html You can vote in one of three ways: 1. Call toll free 1-866-411-6806 on a Touch-Tone Phone. There is NO CHARGE to you for this call. or 2. Via the Internet at https://www.rtcoproxy.com/mvbf and follow the instructions. or 3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope. PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS REVOCABLE PROXY MVB FINANCIAL CORP. SPECIAL MEETING OF SHAREHOLDERS February 11, 2014 9:00 a.m. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS KNOW ALL PERSONS BY THESE PRESENTS, That the undersigned shareholder(s) of MVB Financial Corp. (“MVB”), Fairmont, West Virginia, does (do) hereby nominate, constitute and appoint Samuel J. Gallo, Joy A. Knight and Lisa McCormick, or any of them, with full power to act as my (our) true and lawful attorney with full power of substitution for me (us) to vote all the Common Stock of MVB standing in my (our) name on its books at the close of business on December 18, 2013, at the Special Meeting of Shareholders of MVB to be held at 113 Platinum Dr., Suite H, Bridgeport, WV 26330, on February 11, 2014, at 9:00 a.m., and at any and all adjournments of said meeting, with all the powers the undersigned would possess if personally present, as follows: This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record. If no direction is made, this Proxy will be voted FOR all Proposals. MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1, 2, AND 3. If no direction is made, this proxy will be voted FOR Proposals 1, 2, AND 3. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. (Continued, and to be marked, dated and signed, on the other side) MVB FINANCIAL CORP. — SPECIAL MEETING, FEBRUARY 11, 2014 6932